UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 14, 2008

Visicu, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51865 (Commission file number)	52-2107238 (I.R.S. Employer Identification No.)

217 East Redwood Street, Suite 1900
Baltimore, Maryland 21202-3315
(Address of principal executive offices, including zip code)
(410) 276-1960
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☑ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURE
Item 8.01 Other Events
     The Board of Directors (the “Board”) of Visicu, Inc. (“Visicu” or the “Company”) has set Thursday, February 14, 2008, as the date for a special meeting of stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 18, 2007, by and among Visicu, Inc., Philips Holding USA Inc. and Ice Merger Sub, Inc. The Board has set the close of business on January 14, 2008 as the record date for the determination of holders of Visicu common stock entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof.
In connection with the proposed transaction, Visicu has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”). Investors and stockholders are strongly advised to read the definitive proxy statement and any other relevant documents filed with the SEC as they become available because they contain important information about the proposed transaction. Investors and stockholders may obtain a copy of the definitive proxy statement when available along with documents filed by the Company, free of charge, by contacting Visicu Investor Relations: in writing at Visicu, Inc., 217 E. Redwood Street Suite 1900, Baltimore, MD 21202-3315, by telephone at (410) 276-1960, or by accessing the Visicu website at www.VISICU.com.
The Company and certain of its directors, executive officers, and other members of its management and employees may be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers in the solicitation is set forth in the definitive proxy statement. In addition to the definitive proxy statement, Visicu files annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference room. Visicu’s filings with the SEC are also available to the public from document-retrieval services and the internet website maintained by the SEC at http://www.sec.gov.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISICU, INC.
Date: January 15, 2008	By:	/s/ Frank T. Sample
Frank T. Sample
Chairman of the Board and Chief Executive Officer